UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 2, 2009

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 3.02	Unregistered Sales of Equity Securities.

On October 6, 2008, Advanced Micro Devices, Inc. (the “Company”) entered into a Master Transaction Agreement (as amended on December 5, 2008, the “Master Transaction Agreement”) with Advanced Technology Investment Company LLC, a limited liability company established under the laws of the Emirate of Abu Dhabi and wholly owned by the Government of the Emirate of Abu Dhabi (“ATIC”), and West Coast Hitech L.P., an exempted limited partnership organized under the laws of the Cayman Islands (“WCH”), acting through its general partner, West Coast Hitech G.P., Ltd., a corporation organized under the laws of the Cayman Islands, pursuant to which ATIC and the Company agreed to form a manufacturing joint venture, The Foundry Company, an exempted company to be incorporated under the laws of the Cayman Islands (“The Foundry Company”). The Foundry Company will manufacture semiconductor products and will provide certain foundry services to the Company and in the future to other third-party customers. On March 4, 2009, The Foundry Company changed its name to “GLOBALFOUNDRIES Inc.”

On March 2, 2009, the Company, ATIC and WCH consummated the transactions contemplated by the Master Transaction Agreement (the “Closing”). At the Closing, the Company contributed certain assets and liabilities to The Foundry Company, including, among other things, shares of the groups of German subsidiaries owning Fab 30/38 and Fab 36 (the “Dresden Subsidiaries”), certain manufacturing assets, owned real property, tangible personal property, employees, inventories, books and records, a portion of the Company’s patent portfolio and intellectual property and technology, rights under certain material contracts and authorizations necessary for The Foundry Company to carry on its business, in exchange for Foundry Company securities, consisting of one Class A Ordinary Share, 1,090,950 Class A Preferred Shares and 700,000 Class B Preferred Shares, and the assumption of certain liabilities by The Foundry Company. ATIC contributed $1.4 billion of cash to The Foundry Company in exchange for Foundry Company securities, consisting of one Class A Ordinary Share, 218,190 Class A Preferred Shares, 172,760 Class B Preferred Shares, $201,810,000 aggregate principal amount of Class A Subordinated Convertible Notes and $807,240,000 aggregate principal amount of Class B Subordinated Convertible Notes, and transferred $700 million of cash to the Company in exchange for the transfer by the Company of 700,000 Class B Preferred Shares of The Foundry Company to ATIC.

At the Closing, the Company also issued to WCH, for an aggregate purchase price of $124,700,000, 58 million shares of the Company’s common stock (the “Shares”) and warrants to purchase 35 million shares of the Company’s common stock (the “Warrants”) at an exercise price of $0.01 per share. The Warrants are exercisable after the earlier of (i) public ground-breaking of The Foundry Company’s planned manufacturing facility in New York and (ii) March 2, 2011, and the Warrants expire on March 2, 2019. In the Master Transaction Agreement, WCH represented to the Company that WCH was an “accredited investor” as such term is defined under the Securities Act of 1933, as amended (the “Securities Act”), and the Company has relied on the exemption provided by Section 4(2) of the Securities Act from the registration requirements of the Securities Act with respect to the sale and issuance of the Shares and the Warrants to WCH.

In connection with the Closing, the terms of the €700,000,000 Term Loan Facility Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among AMD Fab 36 Limited Liability Company & Co. KG (“AMD Fab 36 KG”), certain affiliates of AMD Fab 36 KG (collectively, the “Fab 36 German Companies”), the banks and financial institutions party thereto as Mandated Lead Arrangers or Lenders, Dresdner Bank AG in Berlin, as Security Agent and Reporting Agent, and Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent (collectively, the “Facility Agreement”) and related agreements were amended to allow for the transfer of the Fab 36 German Companies (including the Facility Agreement and related agreements and the indebtedness outstanding thereunder) to The Foundry Company, whose financial results will continue to be consolidated in the Company’s financial statements.

In connection with the Closing, the Company also amended the terms of its Guarantee Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among the Company and The Foundry Company, as guarantors, AMD Fab 36 KG, as Borrower, Dresdner Bank AG in Berlin, as Security Agent, Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent, and AMD Netherlands Technologies BV, a subsidiary of The Foundry Company (the “Guarantee Agreement”). Pursuant to the Guarantee Agreement, the Company and The Foundry Company are joint guarantors, including with respect to the amounts payable by AMD Fab 36 KG under the Facility Agreement and the related agreements. However, if the Company is called upon to make any payments under the Guarantee Agreement, The Foundry Company has separately agreed to indemnify the Company for the full amount of such payments. The Company must continue to comply with the covenants set forth in the Guarantee Agreement, including specified adjusted tangible net worth and EBITDA financial covenants if group consolidated cash declines below the following amounts:

Amount (in millions)	if Moody’s Rating is at least		if Standard & Poor’s Rating is at least
$500	B1 or lower	and	B+ or lower
425	Ba3	and	BB-
400	Ba2	and	BB
350	Ba1	and	BB+
300	Baa3 or better	and	BBB-or better

Pursuant to the Facility Agreement and the Guarantee Agreement, for as long as the Company consolidates the operations of The Foundry Company for financial reporting purposes, any group consolidated cash requirements will be considered on a consolidated basis, including both the Company’s and The Foundry Company’s cash, cash equivalents and short-term investments.

At the Closing, the Company, ATIC and The Foundry Company also entered into a Shareholders’ Agreement (the “Shareholders’ Agreement”), a Funding Agreement (the “Funding Agreement”), and a Wafer Supply Agreement (the “Wafer Supply Agreement”), the material terms of each of which are summarized below.

Shareholders’ Agreement

The Shareholders’ Agreement sets forth the rights and obligations of the Company and ATIC as shareholders of The Foundry Company. The initial Foundry Company board of directors (the “Foundry Company Board”) consists of eight directors, and the Company and ATIC each designated four directors for nomination. The number of directors a Foundry Company shareholder may designate may decrease in the future according to the percentage of The Foundry Company shares it owns on a fully diluted basis. Doug Grose is the initial Foundry Company Chief Executive Officer and Bruce McDougall is the initial Foundry Company Chief Financial Officer. Hector de J. Ruiz will not be a director of The Foundry Company but will serve as Chairman of the Foundry Company Board.

Pursuant to the Shareholders’ Agreement, The Foundry Company is not allowed to take certain corporate actions without unanimous Foundry Company Board approval, including, among other things: (i) entering into any transaction resulting in a change of control of The Foundry Company or any sale of all or substantially all of the assets of The Foundry Company and its subsidiaries; (ii) approving any annual business plan or any material amendment, modification or revision of any annual business plan; (iii) authorizing, issuing, selling, acquiring, converting, repurchasing or redeeming any Foundry Company shares or other equity interest not reflected in the annual business plan, its Articles of Association or any incentive plan; (iv) making certain capital expenditures not reflected in the annual business plan; (v) incurring indebtedness over a specified level; and (vi) prosecuting, commencing or settling litigation in excess of $10 million. The Shareholders’ Agreement also sets forth procedures by which any deadlock with respect to matters requiring Foundry Company Board approval are to be resolved, which allows a shareholder to break specified Foundry Company Board deadlocks if it owns more than 75% or, for certain additional matters, 90% of The Foundry Company shares on a fully diluted basis.

The Shareholders’ Agreement restricts the ability of each shareholder to sell any Foundry Company securities, subject to certain exceptions, including the sale of specified percentages of a shareholder’s fully diluted shares of The Foundry Company in the event of a Foundry Company initial public offering. In the event of a change of control of the Company without ATIC’s prior written consent, among other things, all transfer restrictions with respect to Foundry Company securities held by ATIC will cease and ATIC will have the right to require any acquirer of the Company to guarantee all of the Company’s obligations under the transaction documents. If a change of control of the Company occurs within two years of Closing, ATIC will have the right to put any or all of the Foundry Company securities (valued at their fair market value) held by ATIC and its permitted transferees to the Company in exchange for cash, or if a change of control of the Company occurs after a specified event, ATIC will have the option to purchase in cash any or all of The Foundry Company securities (valued at their fair market value) held by the Company and its permitted transferees.

The Shareholders’ Agreement may be terminated (i) upon dissolution of The Foundry Company, (ii) by written agreement of all parties possessing rights under the Shareholders’ Agreement, (iii) at the election of a shareholder upon a bankruptcy event of the other shareholder, or (iv) for any shareholder, at such time the shareholder ceases to own any Foundry Company securities.

Funding Agreement

The Funding Agreement provides for the future funding of The Foundry Company and governs the terms and conditions under which ATIC is obligated to provide such funding. Pursuant to the Funding Agreement, ATIC has committed to additional equity funding of a minimum of $3.6 billion and up to $6.0 billion over the next five years. The Company has the right, but not the obligation, to provide additional future capital to the Foundry Company in an amount pro rata to the Company’s interest in the fully converted common stock of The Foundry Company.

At each equity funding, the equity securities to be issued by The Foundry Company will consist of 20% of Class A Preferred Shares and 80% of Class B Preferred Shares. The aggregate amount of equity funding to be provided by the shareholders in any fiscal year depends on the time period of such funding (Phase I, II or III) and the amounts set forth in the five-year capital plan of The Foundry Company. The Phases are defined as follows:

•	Phase I: the period commencing on March 2, 2009 and ending on the last day of the fiscal year ending in 2010.

•	Phase II: the period commencing on the first day of the fiscal year ending in 2011 and ending on the last day of the fiscal year ending in 2013.

•	Phase III: the period commencing on the first day of the fiscal year ending in 2014 and ending on the date the Funding Agreement is terminated pursuant to the terms thereof.

The Foundry Company is required to obtain specified third-party debt in any given fiscal year, as set forth in the five-year capital plan. To the extent that The Foundry Company obtains more than the specified amount of third-party debt, ATIC is able to reduce its funding commitment accordingly. To the extent that The Foundry Company is not able to obtain the full amount of third-party debt, ATIC is not obligated to make up the difference. To the extent the Company chooses not to participate in an equity financing of The Foundry Company, ATIC is obligated to purchase such Foundry Company securities in such equity financing, subject to ATIC’s funding commitments under the Funding Agreement.

ATIC’s obligations to provide funding are subject to certain conditions, including the accuracy of The Foundry Company’s representations and warranties in the Funding Agreement, the absence of a material adverse effect on The Foundry Company or the Company and the absence of a material breach or default by The Foundry Company or the Company under the provisions of any transaction document. There are additional funding conditions for each of the Phases.

The Funding Agreement will terminate upon the termination of a transition period beginning on the date of notice of ATIC’s election to have The Foundry Company enter into such a period if certain terms and conditions contained in the Funding Agreement are satisfied and ending on the later of (A) 12 months after such date and (B) the last day of the fiscal year ending in 2013.

Wafer Supply Agreement

The Wafer Supply Agreement governs the terms by which the Company will purchase products manufactured by The Foundry Company. Pursuant to the Wafer Supply Agreement, the Company will, subject to limited exceptions, purchase all of its microprocessor unit (“MPU”) product requirements from The Foundry Company. If the Company acquires a third-party business that manufactures MPU products, the Company will have up to two years to transition the manufacture of such MPU products to The Foundry Company. In addition, once The Foundry Company establishes a 32nm-qualified process, the Company will purchase from Foundry Company sales entities, where competitive, specified percentages of its graphics processor unit (“GPU”) requirements at all process nodes, which percentages will increase linearly over a five-year period. At the Company’s request, The Foundry Company will also provide sort services to the Company on a product-by-product basis.

The Company will provide The Foundry Company with product forecasts of its MPU and GPU product requirements. The price for MPU products is related to the percentage of the Company’s MPU-specific total cost of goods sold. The price for GPU products will be determined by the parties when The Foundry Company is able to begin manufacturing GPU products for the Company.

The Wafer Supply Agreement will be in effect no longer than May 2, 2024. The Wafer Supply Agreement may also be terminated if and when a business plan deadlock exists and ATIC elects to enter into a transition period pursuant to the Funding Agreement. The Foundry Company will agree to use commercially reasonable efforts to assist the Company to transition the supply of products to another provider, and continue to fulfill purchase orders for up to two years following the termination or expiration of the Wafer Supply Agreement. During such transition period, pricing for MPU products will remain as set forth in the Wafer Supply Agreement, but the Company’s purchase commitments to The Foundry Company will no longer apply.

The foregoing summaries of the Facility Agreement, the Guarantee Agreement, the Shareholders’ Agreement, the Funding Agreement and the Wafer Supply Agreement are qualified in their entirety by reference to the Facility Agreement, the Guarantee Agreement, the Shareholders’ Agreement, the Funding Agreement and the Wafer Supply Agreement attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Closing, on March 2, 2009, Hector de J. Ruiz resigned from the Company’s board of directors and the remaining members of the Company’s board of directors appointed Waleed Ahmed Al Mokarrab Al Muhairi, who is an affiliate of WCH and ATIC, to fill the vacancy created by Mr. Ruiz’s resignation. Mr. Al Muhairi was appointed to the Company’s board of directors pursuant to Section 9.01 of the Master Transaction Agreement, which provides that until such time as WCH and its permitted transferees beneficially own, in the aggregate, less than 10% of the outstanding shares of the Company’s common stock, WCH has the right to designate a representative to the Company’s board of directors. The compensation and benefits that Mr. Al Muhairi will receive as a director will be described in the definitive proxy statement that the Company files with the Securities and Exchange Commission in connection with the Company’s 2009 annual meeting of stockholders.

On March 2, 2009, Bruce Claflin was appointed chairman of the Company’s board of directors.

Item 8.01	Other Events.

In connection with the Closing, on March 2, 2009, AMD Fab 36 Holding GmbH and AMD Fab 36 Admin GmbH, two of the Fab 36 German Companies, repurchased the limited and silent partnership interests in AMD Fab 36 KG held by the remaining unaffiliated limited partner, Leipziger Messe Gesellschaft mbH (“Leipziger Messe”), for the Euro-equivalent of approximately $190 million in cash, and Leipziger Messe withdrew as a partner of AMD Fab 36 KG.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Term Loan Facility Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among AMD Fab 36 Limited Liability Company & Co. KG, certain affiliates of AMD Fab 36 Limited Liability Company & Co. KG, the banks and financial institutions party thereto as Mandated Lead Arrangers or Lenders, Dresdner Bank AG in Berlin, as Security Agent and Reporting Agent, and Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent.

10.2	Guarantee Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among the Company and The Foundry Company, as guarantors, AMD Fab 36 Limited Liability Company & Co. KG, as Borrower, Dresdner Bank AG in Berlin, as Security Agent, Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent, and AMD Netherlands Technologies BV, a subsidiary of The Foundry Company.

10.3	Shareholders’ Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., Advanced Technology Investment Company LLC, and The Foundry Company.

10.4	Funding Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., Advanced Technology Investment Company LLC, and The Foundry Company.

10.5*	Wafer Supply Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., The Foundry Company, and AMD Fab Technologies US, Inc.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 5, 2009	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Medzonsky
	Name:	Faina Medzonsky
	Title:	Assistant Secretary

Exhibit Index.

Exhibit No.	Description

10.1	Term Loan Facility Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among AMD Fab 36 Limited Liability Company & Co. KG, certain affiliates of AMD Fab 36 Limited Liability Company & Co. KG, the banks and financial institutions party thereto as Mandated Lead Arrangers or Lenders, Dresdner Bank AG in Berlin, as Security Agent and Reporting Agent, and Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent.

10.2	Guarantee Agreement, dated as of April 21, 2004, as amended by amendment agreements dated October 10, 2006 and February 25, 2009, among the Company and The Foundry Company, as guarantors, AMD Fab 36 Limited Liability Company & Co. KG, as Borrower, Dresdner Bank AG in Berlin, as Security Agent, Dresdner Bank AG, Niederlassung Luxemburg, as Facility Agent, and AMD Netherlands Technologies BV, a subsidiary of The Foundry Company.

10.3	Shareholders’ Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., Advanced Technology Investment Company LLC, and The Foundry Company.

10.4	Funding Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., Advanced Technology Investment Company LLC, and The Foundry Company.

10.5*	Wafer Supply Agreement, dated as of March 2, 2009, by and among Advanced Micro Devices, Inc., The Foundry Company, and AMD Fab Technologies US, Inc.

*	Certain portions have been omitted pursuant to a confidential treatment request. Omitted information has been filed separately with the Securities and Exchange Commission.